EXECUTION VERSION

Exhibit 99.1

BEFORE THE PUBLIC UTILITIES COMMISSION
OF THE STATE OF CALIFORNIA

Order Instituting Investigation on the Commission’s Own Motion into the Rates, Operations, Practices, Services and Facilities of Southern California Edison Company and San Diego Gas & Electric Company Associated with the San Onofre Nuclear Generating Station Units 2 and 3.
Investigation 12-10-013 (Filed October 25, 2012)
And Related Matters.	Application 13-01-016 Application 13-03-005 Application 13-03-013 Application 13-03-014

SETTLEMENT AGREEMENT AMONG SOUTHERN CALIFORNIA EDISON COMPANY, SAN DIEGO GAS & ELECTRIC COMPANY, THE ALLIANCE FOR NUCLEAR RESPONSIBILITY, THE CALIFORNIA LARGE ENERGY CONSUMERS ASSOCIATION, CALIFORNIA STATE UNIVERSITY, CITIZENS OVERSIGHT DBA COALITION TO DECOMMISSION SAN ONOFRE, THE COALITION OF CALIFORNIA UTILITY EMPLOYEES, THE DIRECT ACCESS CUSTOMER COALITION, RUTH HENRICKS, THE OFFICE OF RATEPAYER ADVOCATES, THE UTILITY REFORM NETWORK, AND WOMEN’S ENERGY MATTERS

Dated: January 30, 2018

EXECUTION VERSION

The parties to this Agreement are Southern California Edison Company (“SCE”), San Diego Gas & Electric Company (“SDG&E”), The Alliance for Nuclear Responsibility (“A4NR”), the California Large Energy Consumers Association (“CLECA”), California State University (“CSU”), Citizens Oversight dba Coalition to Decommission San Onofre (“Citizens Oversight”), the Coalition of California Utility Employees (“CUE”), the Direct Access Customer Coalition (“DACC”), Ruth Henricks, The Office of Ratepayer Advocates (“ORA”), The Utility Reform Network (“TURN”), and Women’s Energy Matters (“WEM”). SCE and SDG&E are referred to herein as the “Utilities”; A4NR, CLECA, CSU, Citizens Oversight, CUE, DACC, Ruth Henricks, ORA, TURN, and WEM are referred to herein as “Intervenors”; and the parties collectively are referred to herein as the “Parties.”

The Parties agree to settle all claims, allegations, and liabilities in the Order Instituting Investigation Regarding San Onofre Nuclear Generating Station Units 2 and 3, I.12-10-013, and all proceedings consolidated with it (including A.13-01-016, A.13-03-005, A.13-03-013, and A.13-03-014) (collectively, the “OII”) on the following terms and conditions, which shall become effective only if the California Public Utilities Commission (“Commission”) approves this Agreement, as more fully described below.

The Parties have entered into this Agreement as a compromise of disputed claims in order to minimize the time, expense, and uncertainty of further regulatory proceedings. The Parties agree to the following terms and conditions as a complete and final resolution of all issues in the OII. For the avoidance of doubt, this Agreement, if approved by the Commission, constitutes a complete and final resolution of all issues identified in the May 9, 2016, ruling of Commissioner Sandoval and Administrative Law Judge (“ALJ”) Bushey, the December 13, 2016, ruling of Commissioner Sandoval and ALJ Houck, and the October 10, 2017, and January 8, 2018, rulings of Commissioner Picker and ALJ Houck.

This Agreement constitutes the sole agreement among or between the settling Parties concerning the subject matter of this Agreement, except (1) SCE and SDG&E have entered into the Utility Shareholder Agreement (as defined below), and (2) SCE, Citizens Oversight, Ruth Henricks, and certain other parties have entered into the Federal Court Agreement (as defined below).

The Parties shall jointly submit this Agreement to the Commission for approval.
I. DEFINITIONS

1.1.	Capitalized terms not defined in this Agreement have the meanings defined in the 2014 Agreement.

1.2.
2014 Agreement: SONGS OII Amended and Restated Settlement Agreement Between Southern California Edison Company, San Diego Gas & Electric Company, the Office of Ratepayer Advocates, The Utility Reform Network, Friends of the Earth, and the

EXECUTION VERSION

Coalition of California Utility Employees, dated September 23, 2014, approved in Commission Decision 14-11-040.

1.3.	AFR: The application for rehearing of Decision 14-11-040 filed by Ruth Henricks and the Coalition to Decommission San Onofre on December 18, 2014.

1.4.	Agreement: This document.

1.5.	Agreement Date: The date by which this Agreement has been executed by all Parties.

1.6.	ALJ: Administrative Law Judge.

1.7.	Approval Date: The effective date of a Commission decision approving this Agreement.

1.8.
Cessation Date: The date as of which the combined remaining balance of the SONGS Regulatory Assets of the Utilities equals $775 million (excluding deferred tax assets). The Cessation Date is estimated to be December 19, 2017, assuming the Commission approves in the ERRA Proceeding SCE’s proposal to apply the DOE Proceeds to reduce SCE’s SONGS Regulatory Assets, in which case SCE’s SONGS Regulatory Assets will equal $624 million (excluding deferred tax assets) and SDG&E’s SONGS Regulatory Assets will equal $151 million. In the event the Commission does not approve SCE’s proposal in the ERRA Proceeding to apply the DOE Proceeds to reduce SCE’s SONGS Regulatory Assets, the Cessation Date is estimated to be April 21, 2018, in which case SCE’s SONGS Regulatory Assets will equal $636 million (excluding deferred tax assets) and SDG&E’s SONGS Regulatory Assets will equal $139 million.

1.9.
CFBA: Either Utility’s Cost of Financing Balancing Account. SCE’s CFBA was effective February 25, 2015, through Advice Letter 3169-E. SDG&E’s CFBA was effective April 26, 2015, through Advice Letter 2718-E.

1.10.	Commission Approval: A decision of the Commission approving this Agreement.

1.11.	DOE Proceeds: $71.555 million, representing a portion of the amounts that SCE received from the United States Department of Energy in settlement of the DOE Spent Fuel Litigation.

1.12.
DOE Spent Fuel Litigation: Claims pursued by SCE on behalf of itself and the other SONGS owners against the United States Department of Energy regarding the agency’s failure to provide for a permanent storage facility for nuclear spent fuel produced by SONGS.

1.13.
ERRA Proceeding: Application 16-04-001, in which SCE seeks a Commission finding that its procurement-related and other operations for the record period January 1 through December 31, 2015, complied with its adopted procurement plan, and other relief, including application of the DOE Proceeds to reduce SCE’s SONGS Regulatory Assets.

EXECUTION VERSION

1.14.
Federal Court Agreement: The agreement among SCE, Citizens Oversight, Ruth Henricks et al., dated January 30, 2018, to effectuate the dismissal with prejudice and conclusively resolve the actions styled as Citizens Oversight, Inc., et al. v. CPUC, et al., No 15-55762 (9th Cir. 2015) and Citizens Oversight, Inc., et al. v. California Public Utilities Commission, et al., No. 3:14-cv-02703 (S.D. Cal. 2014).

1.15.	Implementation Date: The date on which the rate change resulting from this Agreement is implemented by the Utilities in accordance with Section 3.3 of this Agreement.

1.16.	MNLMA: Either Utility’s Mitsubishi Net Litigation Memorandum Account.

1.17.	NFCIMA: Either Utility’s Nuclear Fuel Cancellation Incentive Memorandum Account.

1.18.	NGBA: SDG&E’s Non-Fuel Generation Balancing Account.

1.19.	NNLMA: Either Utility’s NEIL Net Litigation Memorandum Account.

1.20.
Nuclear Decommissioning Trusts: The trusts established by the Utilities and approved by the Commission pursuant to the Nuclear Facilities Decommissioning Act of 1985, Cal. Pub. Util. Code Sec. 8321 et seq.

1.21.
Nuclear Fuel: All assets to which the Utilities hold title containing uranium products designed to be used as fuel for a nuclear reactor, in whatever form, including U3O8, UF6, enriched uranium product, and conversion and enrichment services required to produce and sell those products.

1.22.	Overcollection Amount: All SONGS Costs collected in rates on or after the Cessation Date and before the Implementation Date.

1.23.	PFMs: The petitions for modification of Decision 14-11-040 filed by A4NR on April 27, 2015 (as amended on May 26, 2015), and by ORA on August 11, 2015.

1.24.
Power Charge Indifference Adjustment (“PCIA”): As stated in Commission Decision 16-09-044, a charge “assessed by a utility on departing load customers to cover generation costs incurred on that customer’s behalf before the customer decided to leave bundled service.”

1.25.
Refund End Date: The date of the Utility’s next scheduled rate change following the Implementation Date. The Refund End Date will occur as soon as practical after the Approval Date. If the Approval Date occurs prior to October 1, 2018, the Refund End Date will occur no later than January 1, 2019.

1.26.	SONGS: San Onofre Nuclear Generating Station Units 2 and 3.

1.27.	SONGSOMA: Either Utility’s SONGS Outage Memorandum Account.

EXECUTION VERSION

1.28.	SONGS Costs: Base Plant, M&S Investment, Nuclear Fuel Investment, and CWIP authorized to be recovered under the 2014 Agreement.

1.29.
SONGS DA Ratemaking Consensus Protocol: The Direct Access Customer Ratemaking Consensus Protocol for SONGS Outage and Retirement, an agreement among SCE, SDG&E, CLECA, the Alliance for Retail Energy Markets, and DACC to ensure that the PCIA continues to achieve bundled customer indifference and that the impacts of the SONGS outages and retirement are borne by bundled and departing load customers equitably and symmetrically, as approved by the Commission in Decision 14-05-003.

1.30.	SONGS Regulatory Assets:

(a)
For SCE, consistent with the manner in which SCE has previously reported to the Commission, SONGS Regulatory Assets are defined as the Net Book Value of Base Plant, CWIP, M&S Investment and Nuclear Fuel Investment, equal to $624 million as of December 19, 2017, assuming the Commission approves in the ERRA Proceeding SCE’s proposal to apply the DOE Proceeds to reduce SCE’s SONGS Regulatory Assets.

(b)
In the case of SDG&E, consistent with the manner in which SDG&E has previously reported to the Commission, SONGS Regulatory Assets are defined as the present value of the future revenues expected to be provided to recover the allowable cost of that abandoned plant and return on investment, if any, shall be reported as a separate new asset. The discount rate used to compute the present value is SDG&E’s incremental borrowing rate. As of December 19, 2017, SDG&E’s SONGS Regulatory Assets are equal to $151 million.

1.31.
SONGS Revenue Requirement: The total amount of revenue required to recover SONGS Costs and associated income and property taxes (including the effect of deferred taxes), including a return on those investments and depreciation expenses determined in accordance with the 2014 Agreement.

1.32.
STAMA: Either Utility’s SONGS Technical Assistance Memorandum Account. SCE’s STAMA was established on July 17, 2013, through Advice Letter 2922-E. SDG&E’s STAMA was established on July 17, 2013, through Advice Letter 2502-E.

1.33.	Utility/Utilities: SCE and SDG&E, or either of them.

1.34.
Utility Shareholder Agreement: The agreement between SCE and SDG&E (and their respective parent companies), dated January 10, 2018, which allocates responsibility for the financial provisions of this Agreement between SCE shareholders and SDG&E shareholders.

II.     RECITALS

EXECUTION VERSION

2.1.	On November 25, 2014, the Commission issued Decision 14-11-040 approving the 2014 Agreement pursuant to Rule 12.1(d) of the Commission’s Rules.

2.2.
On November 26, 2014, SCE filed Advice Letter 3139-E, which implemented the 2014 Agreement, including a proposal for the disposition of amounts received from Mitsubishi Heavy Industries, Ltd. and its affiliates (“MHI”) in 2012, in relation to the SONGS outages, in accordance with Section 4.11 of the 2014 Agreement. Per action of the Energy Division, Advice Letter 3139-E was made effective as of January 1, 2015.

2.3.
On November 26, 2014, SDG&E filed Advice Letters 2672-E, 2675-E and 2676-E, which implemented the 2014 Agreement in rates as of January 1, 2015, and established three new regulatory accounts (the NNLMA, the MNLMA and the NFCIMA). Advice Letter 2672-E also included the disposition of amounts received from MHI in 2012, in relation to the SONGS outages, in accordance with Section 4.11 of the 2014 Agreement, as part of the NGBA year-end balance. Per action of the Energy Division, Advice Letter 2672-E was made effective as of January 1, 2015.

2.4.	On December 18, 2014, Ruth Henricks and the Coalition to Decommission San Onofre filed the AFR.

2.5.
On February 9, 2015, SCE filed a Late-Filed Notice of Ex Parte Communication pursuant to Rule 8.4 of the Commission’s Rules of Practice and Procedure regarding a meeting on March 26, 2013, between the then-Commission President and an SCE Executive Vice President.

2.6.
On April 27, 2015 (as amended on May 26, 2015), A4NR filed a petition to modify Decision 14-11-040 based on the Late-Filed Notice. On June 24, 2015, TURN filed a response supporting A4NR’s petition. On August 11, 2015, ORA also filed a petition to modify Decision 14-11-040.

2.7.
On December 8, 2015, the Commission issued Decision 15-12-016, finding that SCE committed eight violations of Rule 8.4 and two violations of Rule 1.1 of the Commission’s Rules. The Commission imposed a penalty on SCE for those rule violations in the total amount of $16,740,000. No violations were alleged to have been committed by SDG&E; no penalties were assessed on SDG&E.

2.8.	In Decision 15-12-016, the Commission did not determine the impact, if any, of SCE’s rule violations on the OII settlement negotiations or on the Commission’s approval of the 2014 Agreement.

2.9.
On February 22, 2016, SCE filed Advice Letter 3367-E, which proposed the disposition of amounts received from Nuclear Electric Insurance Limited (“NEIL”) in accordance with Section 4.11 of the 2014 Agreement. Per action of the Energy Division, Advice Letter 3367-E was made effective as of March 23, 2016.

EXECUTION VERSION

2.10.
On February 24, 2016, SDG&E filed Advice Letter 2859-E, which proposed the disposition of amounts received from NEIL in accordance with Section 4.11 of the 2014 Agreement. Per action of the Energy Division, Advice Letter 2859-E was made effective as of March 25, 2016.

2.11.	On April 1, 2016, SCE filed its application in the ERRA Proceeding, in which it requested that the Commission approve the application of the DOE Proceeds to reduce the SCE’s SONGS Regulatory Assets.

2.12.
On May 9, 2016, Commissioner Sandoval and ALJ Bushey issued a ruling reopening the record in the OII and ordering briefing on whether the 2014 Agreement met the Commission’s standard for approving such agreements under Rule 12.1 of the Commission’s Rules.

2.13.	On November 2, 2016, SCE filed Advice Letter 3499-E seeking approval of SCE’s 2017 revenue requirement for the 2014 Settlement Agreement. SCE’s SONGS Revenue Requirement for 2017 was $236.937 million.

2.14.
On November 7, 2016, SDG&E filed Advice Letter 2989-E, in which it requested approval of SDG&E’s 2017 revenue requirement for the 2014 Settlement Agreement. SDG&E’s SONGS Revenue Requirement for 2017 was $38.0 million. Advice Letter 2989-E also requested that the Commission approve the application of SDG&E’s share of certain proceeds from DOE Spent Fuel Litigation to reduce SDG&E’s SONGS Regulatory Assets. Per action of the Energy Division, Advice Letter 2989-E was made effective as of December 8, 2016.

2.15.
On December 13, 2016, Commissioner Sandoval and ALJ Houck issued a ruling ordering the Utilities and the other parties to the OII to meet and confer regarding the standards for approving settlements under Rule 12.1 of the Commission’s Rules and regarding procedural actions for the Commission to consider in ruling on the petitions for modification of its November 25, 2014 decision.

2.16.
In response to the December 13, 2016 ruling, the Parties met and conferred throughout a significant portion of 2017, including multiple sessions facilitated by a third-party mediator, but those mediation sessions held in 2017 did not produce any agreement regarding modifying the 2014 Agreement.

2.17.
On October 10, 2017, Commissioner Picker and ALJ Houck issued a ruling proposing a process for the Commission to reconsider if the 2014 Agreement satisfies Rule 12.1 of the Commission’s Rules, as well as a process for additional testimony, evidentiary hearings, and briefing regarding cost allocation between ratepayers and shareholders should the Commission conclude that the 2014 Agreement should not be retained.

2.18.	On November 7, 2017, SDG&E filed Advice Letter 3139-E, in which it requested that the Commission approve the application of its share of certain proceeds from DOE Spent

EXECUTION VERSION

Fuel Litigation to reduce SDG&E’s SONGS Regulatory Assets. Per action of the Energy Division, Advice Letter 3139-E was made effective as of December 18, 2017.

2.19.
The Parties, with the assistance of mediators, thereafter engaged in further settlement discussions in 2018, including mediated sessions in early January 2018, pursuant to Article 12 of the Commission’s Rules.

2.20.
On January 8, 2018, Commissioner Picker and ALJ Houck issued a ruling setting a schedule for further proceedings pursuant to the October 10, 2017 ruling and describing the scope of remaining issues for written testimony and hearings before the Commission.

2.21.	On January 10, 2018, the Utilities executed the Utility Shareholders Agreement.

2.22.
As of December 31, 2017, the balance in SCE’s STAMA was $3,242.19; the balance in SCE’s MNLMA was positive $3,988,315.79 (i.e., SONGS Litigation Costs exceeded SONGS Litigation Recoveries); and the balances in SCE’s NFCIMA and NNLMA were zero. As of December 31, 2017, the balances in SDG&E’s STAMA, MNLMA, NFCIMA, and NNLMA were zero.

2.23.	Under the 2014 Settlement, the Utilities’ estimated SONGS Revenue Requirement from December 19, 2017, to February 1, 2022, is $873 million (nominal).

2.24.	The Utilities have not funded any grants to the University of California pursuant to Section 4.16 of the 2014 Agreement.

2.25.
The General Recitals described in Sections 2.1 through 2.24 provide factual background for this Agreement, and the Commission is not asked to confirm the General Recitals as true per the September 5, 2014 Ruling in this proceeding, at page 13.

III.     TERMS AND CONDITIONS

3.1.
In consideration of the mutual obligations, promises, covenants, and conditions in this Agreement, the Parties agree, from and after the Agreement Date, to support approval by the Commission of this Agreement and not to oppose this Agreement before any regulatory agency or court of law where this Agreement, its meaning, or its effect is an issue, and further agree not to take or advocate for, either directly, or indirectly through another entity or otherwise, any action that would have the effect of modifying or abrogating the terms of this Agreement.

3.2.	Cessation of Certain Collections

(a)
As implemented retroactively pursuant to Section 3.3, the Utilities shall recover SONGS Costs in rates only until the Cessation Date. As implemented retroactively pursuant to Section 3.3, the Utilities will cease collecting in rates the revenue requirement associated with all costs and amounts authorized to be recovered under the existing 2014 Agreement.

EXECUTION VERSION

(b)	The deferred tax asset recorded by SCE, which is estimated to be $23 million as of the Cessation Date, is in addition to the SONGS Costs and also will not be recovered in rates.

(c)
The Utilities shall retain after the Cessation Date all SONGS Costs collected in rates prior to the Cessation Date. In addition, the Utilities shall retain all other amounts relating to SONGS collected in rates prior to the Cessation Date, including without limitation O&M costs, Non-O&M Balancing Account Expenses, Non-O&M Expenses, the Capital-Related Revenue Requirements for the SGRP for periods prior to February 1, 2012, and market power purchases (as described in Section 4.10 of the 2014 Agreement).

(d)
No change shall be made to SCE Advice Letters 3367-E and 3139-E and SDG&E Advice Letters 2859-E and 2672-E. The Utilities will retain the amounts set forth in those Advice Letters to offset their SONGS Litigation Costs, as well as the 5% of the negative balance in the NEIL Outage Memorandum Subaccount pursuant to Section 4.11(c)(ii) of the 2014 Agreement. The Utilities will retain all amounts received from MHI in 2017 pursuant to the award issued on March 13, 2017, by the International Chamber of Commerce International Court of Arbitration (“ICC”) in ICC Arbitration Case No. 19784/AGF/RD, with the exception of the SDG&E ratepayer credit as shown in Table 1 of SDG&E Advice Letter 3127-E. The Utilities have previously credited customers approximately $5 million in proceeds received from MHI.

(e)
From and after the Cessation Date, the Utilities will not recover Nuclear Fuel Investment in rates. The Utilities shall retain all proceeds from the sale of their share of Nuclear Fuel (the City of Riverside having the remaining share), and no portion of such proceeds shall be credited to customers.

(f)
This Agreement does not affect the disbursal to the Utilities of funds from the Nuclear Decommissioning Trusts for authorized purposes, including recovery of costs incurred after June 7, 2013, nor does this Agreement affect future contributions to the Nuclear Decommissioning Trusts (if any). This Agreement also does not affect the recovery of costs that are not SONGS Costs, but which otherwise relate to SONGS, that the Commission has authorized the Utilities to recover through rates other than as authorized in the 2014 Settlement, i.e., costs for activities relating to seismic studies and risks, marine mitigation, and claims relating to conditions of employment, including worker’s compensation and employment law claims, relating to events occurring prior to June 7, 2013. Further, this Agreement does not preclude the Utilities from requesting, or the Commission from granting, authority to recover in rates costs of third-party claims for personal injury or property damage, including environmental claims, arising out of SONGS operations prior to June 7, 2013, it being understood that the Intervenors reserve the right to oppose any such request.

3.3.	Implementation of Rate Changes

EXECUTION VERSION

(a)
Within 45 days after the Approval Date, each Utility shall file with the Commission a Tier 2 advice letter describing the details of the rate changes resulting from this Agreement, as described in Section 3.3(c).

(b)
Following the Approval Date, the Parties shall coordinate regarding the timing of the issuance of press releases by the Parties regarding the rate changes resulting from this Agreement. Such press releases shall describe, among other things, the amounts being returned to customers as a result of this Agreement and the average rate decrease by class (e.g., residential CARE, residential non-CARE). In addition, the Utilities shall describe the impact of this Agreement on rates by email to customers for whom the Utilities have email addresses, by social media, and by posting on the official websites of the Utilities. Parties may make public statements regarding this Agreement, provided that they do not characterize the Agreement as constituting an admission or other indication of wrongdoing or imprudence by the Utilities.

(c)
The Utilities shall track the SONGS Revenue Requirement collected in rates from and after the Cessation Date. In the advice letters described in Section 3.3(a) of this Agreement, the Utilities shall propose an adjustment to retail rates starting on the Implementation Date, reflecting (i) the removal of the SONGS Revenue Requirement from rates prospectively from the Implementation Date, (ii) a refund to customers of the Overcollection Amount, amortized over the period starting on the Implementation Date and ending on the Refund End Date, (iii) the disposition of any balances in the Utilities’ STAMAs, MNLMA, NFCIMAs and NNLMA, and (iv) a debit to customers of any excess cost savings booked in the Utilities’ CFBAs, as described in Section 3.8(b). A Utility’s Implementation Date shall not occur on the same day as any other concurrent rate change for that Utility. The Utilities may have different Implementation Dates. SCE will effectuate the refund via a credit to the generation sub-account of the Base Revenue Requirement Balancing Account, or its successor account. SDG&E will effectuate the refund via a credit to the NGBA, or its successor account.

3.4.	Greenhouse Gas Research Contributions and Program

(a)
The amount described in Section 4.16 of the 2014 Agreement shall be reduced to a total amount of $12.5 million ($2 million annually for five years for SCE, and $500,000 annually for five years for SDG&E) (“New Contribution Amount”). The New Contribution Amount shall be paid by the Utilities using shareholder funds. The five-year period shall commence with the approval of the Tier 2 advice letter described below in Section 3.4(f).

(b)
The New Contribution Amount shall be distributed on the basis of a competitive grant proposal process to campuses and research institutes of California State University located in Southern California, provided, however, that grant recipients may subcontract with other California State University campuses for specialized expertise. Eligible proposals will focus on development of new technologies,

EXECUTION VERSION

methodologies and/or design modifications to reduce or avoid greenhouse gas (“GHG”) emissions and/or to mitigate the effects of GHG emissions, as well as research on the integration of renewable resources in rural and/or disadvantaged communities. CSU grant proposals shall include CSU administrative costs, not to exceed 10%.

(c)
The program will be administered as part of the Utilities’ existing technology portfolios to better ensure a path to deployment, to improve coordination with and avoid duplication of other Utility RD&D efforts, and to limit administrative expenditures. The program shall not be considered part of the Utilities’ Commission-approved plans under the Electric Program Investment Charge (“EPIC”) program established by the Commission in Decision 11-12-035 and Decision 12-05-037, or EPIC’s successor, nor shall the program established herein be required to adhere to the EPIC program’s procedural, programmatic or reporting rules and requirements.

(d)
It is expected that Utility personnel who are currently engaged in Utility technology programs shall also be engaged in the competitive grant proposal process described in Section 3.4(b) of this Agreement, including solicitation of grants, award of grants, and administration of grants (including any associated reporting requirements). The costs of such personnel shall continue to be recovered in full via general rates, EPIC funding, and/or other Commission-approved programs, and such costs shall not reduce the New Contribution Amount.

(e)
The Utilities will meet with CSU within 60 days after the Approval Date to discuss a Program Implementation Plan, including the identification of program topical areas that support California’s greenhouse gas reduction and avoidance goals. Within 30 days following such meeting, the Utilities will file and serve a Tier 2 Advice Letter that describes the process for implementation, a proposed schedule and forecasted budget.

(f)
Following the completion of the competitive grant proposal process, the Utilities will file Tier 2 Advice Letters proposing the grants to be awarded, as well as the expected results, applications, and demonstrations of the chosen grant projects. The Utilities shall not begin to disburse the funds until the Energy Division’s approval of such Tier 2 Advice Letters.

(g)
The Utilities will file, and serve, five “Information Only” Annual Reports to the Energy Division to apprise the Commission of the program’s status. The first Annual Report shall be filed one year after Commission approval of the Tier 2 advice letter described in Section 3.4(f).

(h)	For the avoidance of doubt, campuses of the University of California shall not be eligible to participate in the competitive grant proposal process described in

EXECUTION VERSION

Section 3.4(b) of this Agreement or otherwise receive any funds pursuant to Section 3.4 of this Agreement or Section 4.16 of the 2014 Agreement.

3.5.	No Adjustments.

(a)
From and after the Cessation Date, no disallowances, adjustments or offsets of any kind shall be made to rates in respect of any costs incurred as a result of the non-operation of SONGS, or in respect of any amounts that customers could have received in the event that SONGS had continued to operate after June 7, 2013. This limitation includes foregone generation sales revenues; there will be no future adjustments or disallowances imposed as a result of foregone sales of SONGS output.

(b)
The provisions of the 2014 Agreement relating to forecasted property taxes (see 2014 Agreement, § 4.3(j)), the savings realized in respect of financing the SONGS Regulatory Assets with debt (see 2014 Agreement, § 4.4(a)(ii)), and amounts received in respect of M&S (see 2014 Agreement, § 4.5(b)) shall be implemented for periods up to the Cessation Date. For periods after the Cessation Date, customers will not pay in rates any amounts in respect of property taxes, financing of the SONGS Regulatory Assets, or M&S, and for such periods no disallowances, adjustments, credits or offsets of any kind shall be made to rates in respect of the provisions of the 2014 Agreement enumerated in this Section 3.5(b).

(c)
No disallowances, adjustments or offsets of any kind shall be made to rates in respect of any amounts that the Utilities claimed, or could have claimed, but did not receive from NEIL and/or MHI in connection with failure of the steam generators and subsequent permanent shutdown of SONGS.

(d)
No disallowances, adjustments, or offsets of any kind shall be made to rates in respect of any amounts the Utilities could have received or avoided, but did not receive or avoid, in respect of the acquisition, sale or other disposition of Nuclear Fuel Investment or M&S.

(e)
With the exception of nuclear fuel contract cancellation costs, nothing in this Settlement Agreement constrains the right of parties to seek disallowances for the recovery of costs related to the decommissioning of SONGS as considered in current or future Nuclear Decommissioning Cost Triennial Proceedings or any other related docket.

(f)	Nothing in this Section should be read to prevent any Intervenor from either of the following:

(i)
Opposing any proposal for the recovery in customer rates of costs that are not SONGS Costs but otherwise relate to SONGS (as described in Section 3.2(f)) and which remain subject to approval by the Commission; or

EXECUTION VERSION

(ii)	Proposing any treatment for the future proceeds from DOE Spent Fuel Litigation.

3.6.	Capital Structure.

(a)
Pursuant to Section 4.4(a) of the 2014 Agreement, SCE and SDG&E financed the SONGS Regulatory Assets to be amortized pursuant to the 2014 Agreement with debt, and such debt was not recognized in determining either Utility’s ratemaking capital structure. Notwithstanding that the Utilities will cease to amortize those SONGS Regulatory Assets from and after the Cessation Date, the debt borrowed to finance the SONGS Regulatory Assets that were being amortized pursuant to the 2014 Agreement will continue to be excluded from both Utilities’ ratemaking capital structure. In addition, from and after the Cessation Date, the Utilities may exclude from their ratemaking capital structure the after-tax charge to equity resulting from the implementation of this Agreement.

(b)
Consistent with Section 4.4(b) of the 2014 Agreement, the Parties agree to support the continued exclusion, from the dates of the Utility’s financing the SONGS Regulatory Assets with debt, of the capital financing of those assets in determining the Utility’s overall AFUDC rate calculation at both the Commission and the Federal Energy Regulatory Commission, notwithstanding that both Utilities will cease to amortize the SONGS Regulatory Assets so financed from and after the Cessation Date.

3.7.
The PCIA, or any amended and/or successor mechanism adopted by the Commission, shall include any additional credits provided in this Agreement in accordance with the SONGS DA Ratemaking Consensus Protocol, to ensure that bundled service and departing load (i.e., direct access, community aggregation, and community choice aggregation) customers receive equitable and symmetrical benefits.

3.8.	Closure of Regulatory Accounts.

(a)	The Intervenors agree not to oppose requests by the Utilities to close their MNLMAs, NFCIMAs, NNLMAs, SONGSOMAs and STAMAs within 45 days after the Approval Date.

(b)
The Intervenors agree not to oppose requests by the Utilities to close their CFBAs within 45 days after the Approval Date. For any amounts credited to ratepayers for savings tracked in the CFBAs between the Cessation Date and December 31, 2017, a debit shall be recorded by the Utilities. SDG&E will effectuate the debit via the NGBA or its successor account.

3.9.	Utility Shareholder Agreement.

(a)	The Parties shall not take any position that would collaterally attack the Utility Shareholder Agreement in any venue.

EXECUTION VERSION

(b)
In the event that the Commission takes an action that has the effect of invalidating the Utility Shareholder Agreement, SDG&E may, in its discretion, withdraw from this Agreement, in which case SCE shall remain a Party to this Agreement but this Agreement shall be terminated as to SDG&E.

3.10.	Except as expressly provided in this Agreement, the terms and conditions of the 2014 Agreement remain in full force and effect.
IV.     GENERAL PROVISIONS

4.1.	The Parties shall use their best efforts to obtain Commission Approval. Following the Agreement Date, the Parties shall:

(a)	Jointly file motions requesting that the Commission:

(i)	Approve this Agreement in its entirety without change under Rule 12 of the Commission’s Rules of Practice and Procedure;

(ii)	Stay all proceedings in the OII pending its decision on the joint motion of the Parties to approve this Agreement; and

(iii)	Expedite its consideration and approval of this Agreement so as to provide the benefits of this Agreement as soon as possible;

(b)
Refrain from propounding discovery requests in the OII pending the Commission’s consideration of the motion for settlement approval. The Parties shall not be required to respond to any pending discovery requests pending the Commission’s consideration of the motion for settlement approval. Notwithstanding the foregoing, ORA cannot waive its statutory discovery rights over any entity regulated by the Commission as provided by the Public Utilities Code (e.g., Pub. Util. Code §§ 309.5, 314);

(c)	Support and mutually defend this Agreement in its entirety from and after the Agreement Date;

(d)	Avoid and abstain from making any collateral attacks on this Agreement or taking positions in other proceedings that would undermine the effect of this Agreement;

(e)	Oppose any change to this Agreement proposed by any non-settling party to the OII, unless all Parties jointly agree to support such change;

(f)	Cooperate reasonably on all submissions, including briefs and notices, necessary to achieve Commission Approval; and

(g)
Review any Commission decision regarding this Agreement to determine whether the Commission has conditioned its approval on a material change to this Agreement, the deletion of a material term of this Agreement, or the addition of a

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material term to this Agreement. The Parties agree that any change to, deletion of, or addition to, Section 1.30 would be material. Any Party unwilling to accept such material change, deletion, or addition shall so notify the other Parties within 15 calendar days of issuance of the order by the Commission or the court. The Parties promptly shall discuss each change, deletion, or addition found unacceptable, negotiate in good faith to achieve a resolution acceptable to all Parties, and request Commission or court approval of the resolution so achieved. Failure to resolve such change, deletion, or addition to the satisfaction of all Parties within 15 calendar days of notification, or to obtain Commission or court approval of such resolution, shall entitle any Party to withdraw from this Agreement by prompt notice to all other Parties; provided, however, that such withdrawal shall not affect the validity of this Agreement as to the other Parties.

4.2.
The Parties intend that Commission Approval will constitute a complete and final resolution of the OII, including all issues raised or that could have been raised in the AFR and PFMs, and will have the effect set forth in Rule 12.5 of the Commission’s Rules of Practice and Procedure. Subject to Section 4.1, after the Agreement Date, the Parties will not assert in any other proceeding (including, but not limited to, pending SDG&E AL 3127-E and the reasonableness of nuclear fuel contract cancellation costs in A.16-03-004) positions contrary to those reflected in this Agreement.

4.3.
Nothing in this Agreement prevents ORA from continuing to advocate for its litigation positions in A.16-04-001, except that this provision shall not extend to any opposition to SCE’s position with respect to the DOE litigation proceeds.

4.4.	The Parties intend that this Agreement, as well as Commission Approval, shall not be a precedent in any other proceeding.

4.5.
The Parties have entered into the stipulations in this Agreement as a compromise and on the basis that the stipulations not be construed as admissions or concessions by any Party regarding any fact or matter of law at issue in the OII. If Commission Approval does not occur, the Parties reserve all rights to take any position whatsoever regarding any fact or matter of law at issue in the OII.

4.6.	The Parties agree that no signatory to this Agreement or any employee thereof assumes any personal liability as a result of this Agreement.

4.7.
If any Party fails to perform its obligations under this Agreement, any other Party may come before the Commission to pursue a remedy, including enforcement. Prior to doing so, the Parties shall mediate the issue with the mediator who assisted with negotiations of the settlement, if the mediator consents.

4.8.
Each Party acknowledges and stipulates that it has agreed to this Agreement freely, voluntarily, and without any fraud, duress, or undue influence by any other party. Each Party states that, through its authorized representatives, it has read and fully understands its rights, privileges, and duties under this Agreement, including its right to discuss this

EXECUTION VERSION

Agreement with its legal counsel, and has exercised those rights, privileges, and duties to the extent deemed necessary.

4.9.	In executing this Agreement, each Party declares and mutually agrees that its provisions are reasonable, consistent with the law, and in the public interest.

4.10.	This Agreement cannot be amended or modified without the express written and signed consent of all Parties, including pursuant to the process set forth in Section 4.1(g).

4.11.
No provision of this Agreement shall be considered waived by any Party unless such waiver is given in writing. The failure of a Party to insist, in any one or more instances, on strict performance of any provision of this Agreement or to take advantage of any of its rights under the Agreement shall not be considered a waiver of such provision or a relinquishment of such rights in other instances, but the same shall continue and remain effective.

4.12.
No Party has relied, or presently relies, on any statement, promise, or representation by any other Party, whether oral or written, except as expressly set forth in this Agreement. Each Party expressly assumes the risk of any mistake or misunderstanding of law or fact made by such Party or its authorized representative in entering into this Agreement.

4.13.	This Agreement shall not be construed against any Party on the basis that such Party was a drafter of this Agreement.

4.14.
This Agreement may be executed in separate counterparts by the Parties with the same effect as if all Parties had signed one and the same document. All such counterparts shall be deemed to be an original and together shall constitute one and the same Agreement.

4.15.
This Agreement shall become effective and binding on the Parties as of the Approval Date; provided, however, that Section 4.1 of this Agreement shall impose obligations on the Parties immediately upon the Agreement Date.

4.16.	This Agreement shall be governed by the laws of the State of California as to all matters, including but not limited to validity, construction, effect, performance, and remedies.

4.17.	To the extent this Agreement requires that any Party provide notice to any other Party, such notice shall be in writing and directed to the signatories to this Agreement.
V.     EXECUTION
IN WITNESS WHEREOF, the Parties have duly executed this Agreement. The undersigned represent that they are authorized to sign on behalf of the Party represented.

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SOUTHERN CALIFORNIA EDISON COMPANY By: /s/ Ron Nichols Title: President Date: January 30, 2018	SAN DIEGO GAS & ELECTRIC COMPANY By: /s/ Lee Schavrien Title: Chief Regulatory Officer Date: January 30, 2018
THE ALLIANCE FOR NUCLEAR RESPONSIBILITY By: /s/ Rochelle Becker Title: Executive Director Date: January 30, 2018	THE CALIFORNIA LARGE ENERGY CONSUMERS ASSOCIATION By: /s/ Nora Sheriff Title: Counsel Date: January 30, 2018
CALIFORNIA STATE UNIVERSITY By: /s/ Gregory Klatt Title: Attorney for CSU Date: January 30, 2018	CITIZENS OVERSIGHT By: /s/ Ray Lutz Title: Founder, Citizens Oversight Date: January 30, 2018
THE COALITION OF CALIFORNIA UTILITY EMPLOYEES By: /s/ Mila Buckner Title: Attorney Date: January 30, 2018	THE DIRECT ACCESS CUSTOMER COALITION By: /s/ Daniel Douglass Title: Counsel Date: January 30, 2018

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RUTH HENRICKS By: /s/ Maria Severson Title: Attorney for Ruth Henricks Date: January 30, 2018	THE OFFICE OF RATEPAYER ADVOCATES By: /s/ Elizabeth Echols Title: Director Date: January 30, 2018
THE UTILITY REFORM NETWORK By: /s/ Mark Toney Title: Executive Director Date: January 30, 2018	WOMEN’S ENERGY MATTERS By: /s/ Jean Merrigan Title: Advocate Date: January 30, 2018